Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Knot, Inc. of our report dated February 21, 2006, with respect to the consolidated financial statements of The Knot, Inc., included in the 2005 Annual Report to Shareholders of The Knot, Inc.

Our audits also included the financial statement schedules of The Knot, Inc. listed in Item 15(a). These schedules are the responsibility of The Knot, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 21, 2006, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-74398) of The Knot, Inc.,
(2)	Registration Statement (Form S-8 No. 333-96179) of The Knot, Inc.,
(3)	Registration Statement (Form S-8 No. 333-41960) of The Knot, Inc.,
(4)	Registration Statement (Form S-8 No. 333-113824) of The Knot, Inc.,
(5)	Registration Statement (Form S-3 No. 333-111060) of The Knot, Inc., and
(6)	Registration Statement (Form S-3 No. 333-124177) of The Knot, Inc.;

of our report dated February 21, 2006, with respect to the consolidated financial statements of The Knot, Inc. incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules of The Knot, Inc. included in this Annual Report (Form 10-K) of The Knot, Inc.

Ernst & Young LLP

New York, New York

March 17, 2006